Prudential Investment Portfolios 6
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



			November 28, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Rule 24f-2 Notice for Prudential Investment Portfolios 6
		File Nos. 002-91215 and 811-04024

	On behalf of the Prudential Investment Portfolios 6 enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.



            Very truly yours,

			            		/s/ Grace C. Torres
						Grace C. Torres
					            Treasurer and Principal
						Financial and Accounting
						Officer